Exhibit 23.4

December 6, 2006

Trina Solar Limited

No. 2 Xin Yuan Yi Road, Electronics Park,

New District, Changzhou

Jiangsu 213031, People’s Republic of China

Ladies and Gentlemen:

We hereby consent to the use of our name under the captions “Risk Factors”, “Enforceability of Civil Liabilities” and “Legal Matters” in the prospectus included in the registration statement on Form F-1, originally filed by Trina Solar Limited on December 6, 2006, with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Prospectus”). We hereby further consent to the summarization of our opinion under the captions “Risk Factors” and “Enforceability of Civil Liabilities” in the Prospectus, subject to the assumptions and qualifications in our legal opinion attached to the Prospectus as Exhibit 99.2. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Sincerely yours,

/s/

Fangda Partners